UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

POWERSHARES EXCHANGE-TRADED FUND TRUST II
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

URGENT NOTICE

Please exercise your right to vote as soon as possible!

PowerShares Exchange-Traded Fund Trust II

301 West Roosevelt Road

Wheaton, IL 60187

Recently we distributed proxy material regarding the Special Meeting of Shareholders for PowerShares Exchange-Traded Fund Trust II, scheduled for June 20, 2013.  Our records indicate that we have not received voting instructions for your account(s).  In an effort to avoid incurring any further expenses, we are asking you to please take a moment right now to submit your vote.

To avoid adjournments and additional solicitation costs, please use the enclosed proxy card to authorize your proxy “FOR” the approval of the proposal(s).

Proxy materials and other fund literature may be reviewed and downloaded online at www.invescopowershares.com, or by calling Invesco PowerShares Capital Management LLC at 1-800-983-0903 selecting option 2.

Your vote is important no matter how many shares you own. In order for your vote to be represented, we must receive your instructions prior to your Fund’s meeting date.

For your convenience, please utilize any of the following methods to submit your vote:

1.         By Internet

Log on to www.proxyvote.com and follow the simple instructions.

2.         By Touch-tone Phone

Call the toll-free number listed on your proxy card and follow the simple instructions.

3.         By Mail

Simply return your executed proxy card in the envelope provided.

If you have any questions regarding the proposal(s) to be considered at the Special Meeting of Shareholders, or need assistance with voting, please call Computershare Fund Services toll-free at 1-866-865-5978.  Representatives are available to take your vote Monday through Friday between the hours of 9:00 a.m. and 11:00 p.m., and Saturday from 12:00 p.m. to 6:00 p.m. EDT.

Please take a moment and vote today!  Thank you.